Exhibit 31.2

CERTIFICATIONS

I, Grace He, certify that:

1.	I have reviewed this amendment to the quarterly report on Form 10-Q of YOU On Demand Holdings, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: July 7, 2015

/s/ Grace He
Grace He
Vice President of Finance
(Principal Financial and Accounting Officer)